CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 207 to the Registration Statement of The Advisors' Inner Circle Fund II (Form N-1A, No. 033-50718) of our report dated March 31, 2016 on the financial statements and financial highlights of the Hancock Horizon Government Money Market Fund, Hancock Horizon Core Bond Fund, Hancock Horizon Louisiana Tax-Free Income Fund, Hancock Horizon Mississippi Tax-Free Income Fund, Hancock Horizon Diversified Income Fund, Hancock Horizon Value Fund, Hancock Horizon Growth Fund, Hancock Horizon Quantitative Long/Short Fund, Hancock Horizon Burkenroad Small Cap Fund, Hancock Horizon Diversified International Fund, Hancock Horizon U.S. Small Cap Fund, Hancock Horizon Dynamic Asset Allocation Fund, Hancock Horizon International Small Cap Fund, and Hancock Horizon Microcap Fund (fourteen of the series constituting The Advisors' Inner Circle Fund II) (the "Funds") included in the Funds' Annual Report to shareholders for the year ended January 31, 2016.


                                                           /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
May 25, 2016